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           [LETTERHEAD OF GLOBAL MARINE AND SANTA FE INTERNATIONAL]


FOR IMMEDIATE RELEASE
---------------------


                    Global Marine and Santa Fe International
                      ANNOUNCE $6 BILLION MERGER OF EQUALS

                   Combination Creates World's Second-Largest
                          OFFSHORE DRILLING CONTRACTOR

HOUSTON and DALLAS, TX. - September 3, 2001 -- Global Marine Inc. (NYSE: GLM) and Santa Fe International Corporation (NYSE: SDC) announced today that they have entered into a definitive agreement to merge in a stock-for-stock transaction that will create the world's second largest offshore drilling contractor. The new company, which will be named GlobalSantaFe Corporation, will be headquartered in Houston and will trade on the New York Stock Exchange under the ticker symbol "GSF." Based on Santa Fe's closing stock price on Friday, August 31, GlobalSantaFe would have a market value of approximately $6 billion.

By combining complementary resources, GlobalSantaFe will have the operational scale and market coverage to deliver superior service to the world's leading oil and gas companies. The new company will be the premier worldwide contract driller, with one of the industry's youngest, most diversified and technologically advanced drilling fleets. The new company will also operate over 100 rigs in the world's key drilling markets, with its own fleet of 59 offshore and 31 land drilling rigs and 13 rigs operated for others. In addition, the new company will be the world's leading provider of drilling management services, including turnkey and project management.

Under the terms of the transaction, Global Marine stockholders will receive a fixed ratio of 0.665 shares of newly issued GlobalSantaFe stock for each share of Global Marine and will own approximately 50.6% of the combined company. Gains on the transaction will be taxable to Global Marine shareholders. The transaction will not be taxable to Santa Fe shareholders, who will retain their existing shares and will own approximately 49.4% of the combined company. GlobalSantaFe will have approximately 233 million shares outstanding. The
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transaction is expected to be modestly accretive to GlobalSantaFe's earnings and substantially accretive to GlobalSantaFe's cash flow in 2002.

For the 12 months ended June 30, 2001, the two companies combined had approximately $2 billion in geographically diverse revenues and approximately $650 million in EBITDA. Following the consummation of the transaction, GlobalSantaFe will have the drilling industry's strongest balance sheet, with pro forma book equity in excess of approximately $4.5 billion and debt to total capitalization of less than 18 percent. Both managements expect GlobalSantaFe to continue Santa Fe's annual dividend policy of $0.13 per share. They also expect GlobalSantaFe to achieve annual cost savings and operating synergies of approximately $25 million by the end of 2002.

Bob Rose, Chairman, President and Chief Executive Officer of Global Marine, will serve as Chairman of the combined company. Sted Garber, Santa Fe President and Chief Executive Officer, will serve in those same positions at GlobalSantaFe. Gordon Anderson, current Chairman of Santa Fe, is expected to serve on the 14-member Board of Directors of the combined company, which will consist of equal representation from each company.

"This transaction, which is a merger of equals in every sense of the word, brings together two of the most talented and respected management teams in our industry," said Mr. Rose. "Our two companies share common operating philosophies and employee cultures, and I am confident that the new GlobalSantaFe will be a stronger, more dynamic partner for all of our customers. The new company will also be a larger, more competitive force in a rapidly consolidating sector and will be ideally positioned to finance future growth opportunities."

Commenting on the merger, Mr. Garber said: "Shareholders will benefit from owning a company with enhanced operational scale and expertise and one of the industry's youngest, most technologically advanced drilling fleets. Our state-of-the-art deepwater drilling fleet, along with the largest heavy duty harsh environment and premium jackup fleets, will enable us to meet the increasing demands of our diverse customer base. Likewise, the employees of GlobalSantaFe will benefit from expanded career opportunities as part of a new and growing global enterprise."

Nader H. Sultan, Deputy Chairman and Chief Executive Officer of Kuwait Petroleum Corporation (KPC) described the merger as "a strategic repositioning of Santa Fe International's competitive presence in the drilling market which enables Kuwait Petroleum to enhance the value of its investment in Santa Fe."

KPC, which owns approximately 37.7% of Santa Fe through a wholly-owned subsidiary, SFIC Holdings (Cayman), Inc., will continue to own approximately
43.5 million shares (its current ownership in Santa Fe), representing
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approximately 18.7% of pro forma shares outstanding of the new company.  KPC has approved the terms of the merger and has entered into a shareholder agreement in support of the transaction.

The management team will include the following appointments: Jon Marshall, Executive Vice President and Chief Operating Officer; Seals McCarty, Executive Vice President, Finance and Administration; Jim McCulloch, Senior Vice President and General Counsel; and Matt Ralls, Senior Vice President and Chief Financial Officer.

The transaction is conditioned upon, among other things, the approval of each company's shareholders and is subject to customary regulatory approvals, including completion of the Hart-Scott-Rodino antitrust process. The transaction is expected to close by year-end 2001.

Credit Suisse First Boston served as financial advisor and Shearman & Sterling provided legal counsel to Santa Fe. Morgan Stanley served as financial advisor and Baker Botts LLP provided legal counsel to Global Marine. Salomon Smith Barney served as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP provided legal counsel to Kuwait Petroleum Corporation.

CONFERENCE CALL:
----------------

Global Marine and Santa Fe will conduct a publicly accessible conference call to discuss the merger on Tuesday, September 4, 2001, at 9:30 AM CDT/10:30 AM EDT. The conference call numbers are: 888-849-9215 for domestic callers, and 212-896-6010 for international callers. Callers should ask for the Global Marine / Santa Fe International conference call. To help ensure that the conference call begins in a timely manner, please call 5 to 10 minutes prior to the scheduled start time. The conference call will be webcast live (listen only) via Global Marine's and Santa Fe's websites (http://www.glm.com and http://www.sfdrill.com).

ABOUT GLOBAL MARINE:
--------------------

Houston-based Global Marine is a major international offshore drilling contractor with one of the industry's youngest, most diversified and technologically advanced drilling fleets. The company's 33 premium mobile drilling units include jackups, semisubmersibles, and dynamically positioned ultra-deepwater drillships. In addition, the company is the world's leading provider of drilling management services, including turnkey and project management.

ABOUT SANTA FE:
---------------

Santa Fe International is a leading international offshore and land contract driller. The company owns and operates a high quality, technologically advanced fleet of 26 marine drilling rigs, including semisubmersibles and premium and heavy duty
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harsh environment jackups, 31 land drilling rigs, and operates 13 rigs for others, and is a provider of drilling-related services to the petroleum industry.


FORWARD-LOOKING STATEMENTS
--------------------------

This press release includes statements that may be deemed to be "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding the consummation of the transaction, its effect on future earnings, cash flow or other operating results, the expected closing date of the transaction, any other effect or benefit of the transaction, the tax treatment of the transaction and the combined company, market prospects, and any other statements that are not historical facts. Global Marine Inc. and Santa Fe International Corporation strongly encourage readers to note that some or all of the assumptions upon which such forward-looking statements are based are beyond their ability to control or estimate precisely, and may in some cases be subject to rapid and material changes. Such assumptions include but are not limited to costs and difficulties related to the integration of acquired businesses, costs, delays and other difficulties related to the merger, closing conditions not being satisfied, failure to obtain and retain expected synergies, general market conditions prevailing in the marine and land drilling industries (including dayrates and utilization) and various other trends affecting the marine and land drilling industries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future price of oil and gas, and other factors detailed in Global Marine Inc.'s and Santa Fe International Corporation's filings with the Securities and Exchange Commission (SEC), which are available free of charge on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Global Marine Inc. and Santa Fe International Corporation undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION
----------------------

In connection with their proposed merger, Global Marine Inc. and Santa Fe International Corporation will file a joint proxy statement/prospectus with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents containing information about Global Marine Inc. and Santa Fe International Corporation, without charge, at the SEC's web site at www.sec.gov. Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus may also be obtained for free by directing a request to either: Investor Relations, Global Marine Inc., Michael
R. Dawson, Phone: 281-596-5100, Fax: 281-596-5163, or Investor Relations, Santa Fe International Corporation, Richard Hoffman, Phone: 972-701-7950, Fax: 972-701-7737.
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PARTICIPANTS IN SOLICITATION
----------------------------

Global Marine Inc. and Santa Fe International Corporation and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their respective stockholders in connection with the proposed merger. Kuwait Petroleum Corporation may also be deemed to be a participant in the solicitation. Information concerning Global Marine Inc.'s participants in the solicitation is set forth in Global Marine Inc.'s Current Report on Form 8-K that will be filed with the Securities and Exchange Commission on September 4, 2001, and information concerning Santa Fe International Corporation's and Kuwait Petroleum Corporation's participants in the solicitation is set forth in Santa Fe International Corporation's Current Report on Form 8-K that will be filed with the Securities and Exchange Commission on September 4, 2001.

Web sites:  http://www.glm.com and  http://www.sfdrill.com
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CONTACTS:

FOR GLOBAL MARINE:          FOR SANTA FE INTERNATIONAL:
Investors            Investors and Media
Michael R. Dawson          Richard Hoffman
281-596-5809          972-701-7950
investors@glm.com                   IRrelations@sfdrill.com

Media
Stephanie Price
281-596-5816
investors@glm.com

                          National and Financial Media
                         The Abernathy MacGregor Group
                          Steve Frankel/Andrew Merrill
                                  212-371-5999